TEMPLETON GROWTH FUND, INC.

                       ASSISTANT SECRETARY'S CERTIFICATE


                  The undersigned, being the duly elected Assistant Secretary of Templeton Growth Fund, Inc., a Maryland corporation (the "Fund"), hereby certifies that the following resolution has been duly adopted by the Fund's
Board of Directors, and that said resolution remains in effect on the date hereof.

         RESOLVED, that the officers of the Fund be, and they hereby are, authorized in the name and on behalf of the Fund to execute its Notification of Registration on Form N-8A under the Investment Company Act of 1940, and its Registration Statement on Form N-1A under the Securities Act of 1933 and to execute or grant power of attorney to execute any amendments thereto in such form as may be approved by such attorney in fact, to file or authorize the filing of such documents with the Securities and Exchange Commission and to designate agents for service of process.


Dated:  December 29, 1994

                                             /s/JEFFREY L. STEELE
                                            Jeffrey L. Steele
                                             Assistant Secretary